Exhibit 20.1
Page 1 of 3

                    Navistar Financial 1994 - C Owner Trust
                          For the Month of June 1998
                      Distribution Date of July 20, 1998
                       Final Servicer Certificate - #43

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $29,379,072.04
Beginning Pool Factor                                           0.0932580

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $2,606,517.18
     Interest Collected                                       $212,008.84

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Final Purchase of Receivables                         $27,500,000.00
     Liquidation Proceeds / Recoveries                        $183,419.14
Total Additional Deposits                                  $27,683,419.14

Repos / Chargeoffs                                             $21,478.17
Aggregate Number of Notes Charged Off                                  28

Total Available Funds                                      $30,501,945.16

Ending Pool Balance                                        $26,751,076.69
Ending Pool Factor                                              0.0849160

Servicing Fee                                                  $24,482.56

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $7,858,141.85
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                                  N/A
     (Release) / Deposit                                   ($7,858,141.85)
     Ending Balance                                                 $0.00

Current Weighted Average APR:                                       9.373%
Current Weighted Average Remaining Term (months):                   13.62

Delinquencies                                             Dollars       Notes
    Installments:               1 - 30 days             $439,257.33      264
                                31 - 60 days             $92,828.74       51
                                60+  days                $80,354.30       19

     Total:                                             $612,440.37      279

     Balances:                  60+  days               $169,830.77       19

Memo Item - Reserve Account
     Prior Month                                      $6,615,628.35
+    Invest. Income                                      $25,547.66
+    Excess Serv.                                     $1,216,965.84
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $7,858,141.85

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of June 1998

                                                                                          NOTES
                                                                 (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
Original Pool Amount
Distributions:
     Distribution Percentages                                                0.00%             96.50%              3.50%
     Coupon                                                                 7.650%             8.000%             8.300%

Beginning Pool Balance                          $29,379,072.04
Ending Pool Balance                             $26,751,076.69

Collected Principal                             $30,106,517.18
Collected Interest                                 $212,008.84
Charge - Offs                                       $21,478.17
Liquidation Proceeds / Recoveries                  $183,419.14
Servicing                                           $24,482.56
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $30,477,462.60

Beginning Balance                               $29,066,048.88               $0.00     $26,369,156.81      $2,696,892.07

Interest Due                                       $194,447.88               $0.00        $175,794.38         $18,653.50
Interest Paid                                      $194,447.88               $0.00        $175,794.38         $18,653.50
Principal Due                                   $29,066,048.88               $0.00     $26,369,892.07      $2,696,892.07
Principal Paid                                  $29,066,048.88               $0.00     $26,369,156.81      $2,696,892.07

Ending Balance                                           $0.00               $0.00              $0.00              $0.00
Note / Certificate Pool Factor                                              0.0000             0.0000             0.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                             $29,260,496.76               $0.00     $26,544,951.19      $2,715,545.57

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                 $1,216,965.84
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $7,858,141.85
(Release) / Draw                                ($7,858,141.85)
Ending Reserve Acct Balance                              $0.00

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of June 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                 4                  3                   2                   1
                                         Feb-98            Mar-98             Apr-98              May-98              Jun-98
Beginning Pool Balance              $42,736,062.58     $38,906,120.15     $35,927,144.72      $32,035,907.43      $29,379,072.04

A)   Loss Trigger:
Principal of Contracts Charged Off     $244,368.79         $11,306.85         $12,998.75          $42,806.59          $21,478.17
Recoveries                              $75,112.79         $63,532.92        $510,785.85          $51,717.45         $183,419.14

Total Charged Off (Months 5, 4, 3)     $268,674.39
Total Recoveries (Months 3, 2, 1)      $745,922.44
Net Loss / (Recoveries) for 3 Mos     ($477,248.05)(a)

Total Balance (Months 5, 4, 3)     $117,569,327.45(b)

Loss Ratio Annualized  [(a/b) * (12)]      -4.8711%

Trigger:  Is Ratio > 1.5%                       No
                                                                              Apr-98              May-98              Jun-98

B)   Delinquency Trigger:                                                    $293,427.96         $148,548.26         $169,830.77
     Balance delinquency 60+ days                                               0.81673%            0.46369%            0.57807%
     As % of Beginning Pool Balance                                             1.06931%            0.71640%            0.61950%
     Three Month Average

Trigger:  Is Average > 2.0%                      No

C)   Noteholders Percent Trigger:            0.0000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     N/A

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer